Exhibit 99.1

Curtiss-Wright Reports Third Quarter 2023 Financial Results and Raises Full-Year 2023 Guidance

DAVIDSON, N.C.--(BUSINESS WIRE)--November 1, 2023--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights:

  Reported sales of $724 million, up 15%;
  Reported operating income of $133 million, operating margin of 18.3%, and diluted earnings per share (EPS) of $2.51;
  Adjusted operating income of $134 million, up 17%;
  Adjusted operating margin of 18.5%, up 30 basis points;
  Adjusted diluted EPS of $2.54, up 23%;
  New orders of $846 million, up 3%, reflecting solid Aerospace & Defense (A&D) and Commercial market demand, and book-to-bill of 1.2;
  Backlog of $2.9 billion, up 12% year-to-date; and
  Free cash flow (FCF) of $137 million, generating 140% Adjusted FCF conversion.

Raised Full-Year 2023 Adjusted Financial Guidance:

  Sales increased to new range of 8% to 10% growth (previously 7% to 9%), reflecting growth in all A&D and Commercial end markets;
  Maintained operating income range of 8% to 11% growth, and operating margin range of 17.4% to 17.6%, up 10 to 30 basis points compared with the prior year;
  Diluted EPS increased to new range of $9.00 to $9.20, up 11% to 13% (previously $8.90 to $9.15); and
  Free cash flow increased to new range of $380 to $400 million (previously $370 to $400 million) and continues to reflect greater than 110% FCF conversion.

"Curtiss-Wright delivered strong third quarter results, as Adjusted diluted EPS of $2.54 exceeded our expectations driven by sales growth in all of our A&D and Commercial end markets and a better-than-expected operational performance in our Defense Electronics segment," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. "We also demonstrated solid order activity and grew our already strong backlog, yielding a book-to-bill of 1.2x in the quarter, highlighted by record quarterly orders within our Defense Electronics segment and continued solid demand for commercial nuclear products."

"Based on the strong year-to-date performance, we have increased our full-year sales, operating income, diluted EPS and free cash flow guidance as we continue to successfully execute on our Pivot to Growth strategy and maintain strong alignment with the near- and long-term favorable secular growth trends driving our business."

Third Quarter 2023 Operating Results

(In millions)	Q3-2023	Q3-2022	Change
Reported
Sales	$724	$631	15%
Operating income	$133	$108	23%
Operating margin	18.3%	17.1%	120 bps

Adjusted (1)
Sales	$724	$631	15%
Operating income	$134	$114	17%
Operating margin	18.5%	18.2%	30 bps
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Sales of $724 million increased 15% compared with the prior year;
  Total A&D market sales increased 18%, while total Commercial market sales increased 8%;
  In our A&D markets, we experienced higher sales in the defense markets driven by continued strong demand for our defense electronics products and higher sales of arresting systems equipment, as well as strong growth in OEM sales in the commercial aerospace market, and
  In our Commercial markets, we experienced strong growth in the power & process markets, despite the wind down on the China Direct AP1000 program, and higher sales in the general industrial market; and
  Adjusted operating income of $134 million increased 17%, while Adjusted operating margin increased 30 basis points to 18.5%, principally driven by favorable overhead absorption on higher revenues in the Defense Electronics segment.

Third Quarter 2023 Segment Performance

Aerospace & Industrial

(In millions)	Q3-2023	Q3-2022	Change
Reported
Sales	$220	$213	3%
Operating income	$39	$39	0%
Operating margin	17.7%	18.3%	(60 bps)

Adjusted (1)
Sales	$220	$213	3%
Operating income	$39	$39	0%
Operating margin	17.7%	18.3%	(60 bps)
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Sales of $220 million, up $7 million, or 3%;
  Commercial aerospace market revenue increases reflected higher OEM sales of actuation and sensors products, as well as surface treatment services, on narrowbody and widebody platforms;
  Higher general industrial market revenue was principally driven by increased sales of industrial automation products and surface treatment services;
  Lower revenue in the aerospace and ground defense markets reflected the timing of sales for our actuation equipment supporting various programs; and
  Adjusted operating income was $39 million, flat compared with the prior year, while Adjusted operating margin decreased 60 basis points to 17.7%, as favorable absorption on higher sales was offset by unfavorable mix in actuation products.

Defense Electronics

(In millions)	Q3-2023	Q3-2022	Change
Reported
Sales	$216	$161	34%
Operating income	$56	$37	54%
Operating margin	26.0%	22.7%	330 bps

Adjusted (1)
Sales	$216	$161	34%
Operating income	$56	$37	54%
Operating margin	26.0%	22.7%	330 bps
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Sales of $216 million, up $55 million, or 34%;
  Higher revenue in the aerospace defense market was primarily driven by increased sales of our embedded computing and flight test instrumentation equipment on various domestic and international platforms;
  Strong revenue growth in the ground defense market principally reflected the robust demand and timing of sales of tactical battlefield communications equipment;
  Higher commercial aerospace market revenue reflected increased OEM sales of avionics and flight test instrumentation equipment on various domestic and international platforms; and
  Adjusted operating income was $56 million, up 54% from the prior year, while adjusted operating margin increased 330 basis points to 26.0%, primarily due to favorable absorption on higher A&D revenues.

Naval & Power

(In millions)	Q3-2023	Q3-2022	Change
Reported
Sales	$288	$256	12%
Operating income	$48	$42	15%
Operating margin	16.6%	16.2%	40 bps

Adjusted (1)
Sales	$288	$256	12%
Operating income	$49	$48	1%
Operating margin	17.0%	18.9%	(190 bps)
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Sales of $288 million, up $31 million, or 12%;
  Higher revenue in the aerospace defense market was primarily driven by increased sales of our arresting systems equipment supporting various domestic and international customers;
  Naval defense market revenue increases principally reflected higher revenues on Columbia-class and Virginia-class submarines, partially offset by the timing of revenues on the CVN-81 aircraft carrier program;
  Higher power & process market revenues reflected strong growth in industrial valve sales in the process market, and solid growth in the commercial nuclear market supporting both increased maintenance of existing operating reactors as well as increased development on advanced small modular reactors; Those increases were partially offset by lower China Direct AP1000 program revenues; and
  Adjusted operating income was $49 million, up 1% from the prior year, while adjusted operating margin decreased 190 basis points to 17.0%, as favorable absorption on higher revenues was offset by unfavorable naval contract adjustments as well as unfavorable mix of products.

Free Cash Flow

(In millions)	Q3-2023	Q3-2022	Change
Net cash provided by operating activities	$146	$96	53%
Capital expenditures	(9)	(9)	1%
Reported free cash flow	$137	$86	59%
Adjusted free cash flow (1)	$137	$86	59%
(1) A reconciliation of Reported to Adjusted free cash flow is available in the Appendix.
  Reported free cash flow of $137 million increased $51 million year over year, primarily driven by higher cash earnings due to the timing of defense revenues;
  Adjusted free cash flow of $137 million; and
  Capital expenditures were nearly flat compared with the prior year.

New Orders and Backlog

  New orders of $846 million increased 3% compared with the prior year and generated an overall book-to-bill of approximately 1.2x, principally driven by strong demand for defense electronics products within our A&D markets, and for nuclear products within our Commercial markets; and
  Backlog of $2.9 billion, up 12% from December 31, 2022, reflects higher demand in both our A&D and Commercial markets.

Share Repurchase and Dividends

  During the third quarter, the Company repurchased 63,614 shares of its common stock for approximately $13 million; and
  The Company also declared a quarterly dividend of $0.20 a share.

Full-Year 2023 Guidance

The Company is updating its full-year 2023 Adjusted financial guidance(1) as follows:

($ in millions, except EPS)	2023 Adjusted Non-GAAP Guidance (Prior)	2023 Adjusted Non-GAAP Guidance (Current)	Change vs 2022 Adjusted (Current)
Total Sales	$2,730 - $2,790	$2,765 - $2,815	Up 8% - 10%
Operating Income	$476 - $490	$480 - $494	Up 8% - 11%
Operating Margin	17.4% - 17.6%	17.4% - 17.6%	Up 10 - 30 bps
Diluted EPS	$8.90 - $9.15	$9.00 - $9.20	Up 11% - 13%
Free Cash Flow	$370 - $400	$380 - $400	Up 29% - 36%

(1) Reconciliations of Reported to Adjusted 2022 operating results and 2023 financial guidance are available in the Appendix, and exclude first year purchase accounting costs in both periods associated with acquisitions.

**********

A more detailed breakdown of the Company’s 2023 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted Non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss its third quarter 2023 financial results and updates to 2023 guidance at 10:00 a.m. ET on Thursday, November 2, 2023. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Product sales	$613,915	$530,782	$1,721,832	$1,489,619
Service sales	110,411	99,760	337,750	309,741
Total net sales	724,326	630,542	2,059,582	1,799,360

Cost of product sales	380,163	338,264	1,093,469	949,180
Cost of service sales	62,695	60,069	203,664	188,055
Total cost of sales	442,858	398,333	1,297,133	1,137,235

Gross profit	281,468	232,209	762,449	662,125

Research and development expenses	23,464	17,387	65,698	61,804
Selling expenses	34,084	31,888	100,782	90,387
General and administrative expenses	91,401	75,351	272,060	239,085
Loss on divestiture	—	—	—	4,651

Operating income	132,519	107,583	323,909	266,198

Interest expense	12,496	13,997	40,432	33,315
Other income, net	7,023	3,746	22,744	11,298

Earnings before income taxes	127,046	97,332	306,221	244,181
Provision for income taxes	(30,268)	(23,564)	(71,598)	(58,856)
Net earnings	$96,778	$73,768	$234,623	$185,325

Net earnings per share:
Basic earnings per share	$2.53	$1.92	$6.13	$4.82
Diluted earnings per share	$2.51	$1.91	$6.09	$4.79

Dividends per share	$0.20	$0.19	$0.59	$0.56

Weighted-average shares outstanding:
Basic	38,285	38,368	38,301	38,416
Diluted	38,558	38,647	38,538	38,655

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$148,809	$256,974
Receivables, net	790,334	723,304
Inventories, net	540,180	483,113
Other current assets	65,794	52,623
Total current assets	1,545,117	1,516,014
Property, plant, and equipment, net	334,864	342,708
Goodwill	1,546,669	1,544,635
Other intangible assets, net	572,348	620,897
Operating lease right-of-use assets, net	138,809	153,855
Prepaid pension asset	236,089	222,627
Other assets	40,059	47,567
Total assets	$4,413,955	$4,448,303

Liabilities
Current liabilities:
Current portion of long-term debt	$—	$202,500
Accounts payable	213,662	266,525
Accrued expenses	188,504	174,440
Deferred revenue	292,514	254,801
Other current liabilities	80,699	82,779
Total current liabilities	775,379	981,045
Long-term debt	1,050,713	1,051,900
Deferred tax liabilities, net	117,113	123,001
Accrued pension and other postretirement benefit costs	57,808	58,348
Long-term operating lease liability	117,320	132,275
Long-term portion of environmental reserves	14,031	12,547
Other liabilities	96,436	107,973
Total liabilities	$2,228,800	$2,467,089

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	136,610	134,553
Retained earnings	3,375,502	3,163,491
Accumulated other comprehensive loss	(253,416)	(258,916)
Less: cost of treasury stock	(1,122,728)	(1,107,101)
Total stockholders' equity	$2,185,155	$1,981,214

Total liabilities and stockholders' equity	$4,413,955	$4,448,303

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS

These Adjusted financials are defined as Reported Sales, Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) the sale or divestiture of a business or product line; (iii) pension settlement charges; and (iv) significant legal settlements, impairment costs, and costs associated with shareholder activism, as applicable.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2023			September 30, 2022			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$220,297	$—	$220,297	$213,093	$—	$213,093	3%	3%
Defense Electronics	216,285	—	216,285	161,188	—	161,188	34%	34%
Naval & Power	287,744	—	287,744	256,261	—	256,261	12%	12%

Total sales	$724,326	$—	$724,326	$630,542	$—	$630,542	15%	15%

Operating income (expense):
Aerospace & Industrial	$39,014	$—	$39,014	$39,080	$—	$39,080	—%	—%
Defense Electronics	56,212	—	56,212	36,588	—	36,588	54%	54%
Naval & Power(1)	47,663	1,333	48,996	41,576	6,905	48,481	15%	1%

Total segments	$142,889	$1,333	$144,222	$117,244	$6,905	$124,149	22%	16%
Corporate and other	(10,370)	—	(10,370)	(9,661)	—	(9,661)	(7)%	(7)%

Total operating income	$132,519	$1,333	$133,852	$107,583	$6,905	$114,488	23%	17%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	17.7%		17.7%	18.3%		18.3%	(60 bps)	(60 bps)
Defense Electronics	26.0%		26.0%	22.7%		22.7%	330 bps	330 bps
Naval & Power	16.6%		17.0%	16.2%		18.9%	40 bps	(190 bps)
Total Curtiss-Wright	18.3%		18.5%	17.1%		18.2%	120 bps	30 bps

Segment margins	19.7%		19.9%	18.6%		19.7%	110 bps	20 bps

(1) Excludes first year purchase accounting adjustments in the current period and prior year period.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2023			September 30, 2022			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$649,004	$—	$649,004	$612,777	$—	$612,777	6%	6%
Defense Electronics	576,161	—	576,161	453,806	—	453,806	27%	27%
Naval & Power	834,417	—	834,417	732,777	—	732,777	14%	14%

Total sales	$2,059,582	$—	$2,059,582	$1,799,360	$—	$1,799,360	14%	14%

Operating income (expense):
Aerospace & Industrial	$101,224	$—	$101,224	$96,397	$—	$96,397	5%	5%
Defense Electronics	122,760	—	122,760	84,338	—	84,338	46%	46%
Naval & Power (1)(2)	132,382	6,669	139,051	118,865	12,332	131,197	11%	6%

Total segments	$356,366	$6,669	$363,035	$299,600	$12,332	$311,932	19%	16%
Corporate and other (3)	(32,457)	—	(32,457)	(33,402)	4,876	(28,526)	3%	(14)%

Total operating income	$323,909	$6,669	$330,578	$266,198	$17,208	$283,406	22%	17%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	15.6%		15.6%	15.7%		15.7%	(10 bps)	(10 bps)
Defense Electronics	21.3%		21.3%	18.6%		18.6%	270 bps	270 bps
Naval & Power	15.9%		16.7%	16.2%		17.9%	(30 bps)	(120 bps)
Total Curtiss-Wright	15.7%		16.1%	14.8%		15.8%	90 bps	30 bps

Segment margins	17.3%		17.6%	16.7%		17.3%	60 bps	30 bps

(1) Excludes first year purchase accounting adjustments in the current period and prior year period.
(2) Excludes the results of operations from our German valves business, which was sold in January 2022, and the loss on divestiture in the prior year period.
(3) Excludes costs associated with shareholder activism in the prior year period.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2023			September 30, 2022			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$148,023	$—	$148,023	$114,431	$—	$114,431	29%	29%
Ground Defense	83,185	—	83,185	54,890	—	54,890	52%	52%
Naval Defense	179,862	—	179,862	174,844	—	174,844	3%	3%
Commercial Aerospace	79,703	—	79,703	70,257	—	70,257	13%	13%
Total Aerospace & Defense	$490,773	$—	$490,773	$414,422	$—	$414,422	18%	18%

Commercial markets:
Power & Process	$122,118	$—	$122,118	$110,559	$—	$110,559	10%	10%
General Industrial	111,435	—	111,435	105,561	—	105,561	6%	6%
Total Commercial	$233,553	$—	$233,553	$216,120	$—	$216,120	8%	8%

Total Curtiss-Wright	$724,326	$—	$724,326	$630,542	$—	$630,542	15%	15%

	Nine Months Ended			Nine Months Ended
	September 30, 2023			September 30, 2022			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$380,095	$—	$380,095	$306,980	$—	$306,980	24%	24%
Ground Defense	220,317	—	220,317	138,391	—	138,391	59%	59%
Naval Defense	532,773	—	532,773	510,597	—	510,597	4%	4%
Commercial Aerospace	232,226	—	232,226	199,341	—	199,341	16%	16%
Total Aerospace & Defense	$1,365,411	$—	$1,365,411	$1,155,309	$—	$1,155,309	18%	18%

Commercial markets:
Power & Process	$373,457	$—	$373,457	$340,702	$—	$340,702	10%	10%
General Industrial	320,714	—	320,714	303,349	—	303,349	6%	6%
Total Commercial	$694,170	$—	$694,170	$644,051	$—	$644,051	8%	8%

Total Curtiss-Wright	$2,059,581	$—	$2,059,581	$1,799,360	$—	$1,799,360	14%	14%

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Diluted earnings per share - As Reported	$2.51	$1.91	$6.09	$4.79
First year purchase accounting adjustments	0.03	0.16	0.13	0.17
Divested German valves business	—	—	—	0.11
Costs associated with shareholder activism	—	—	—	0.10
Former executive pension settlement expense	—	—	—	0.04
Diluted earnings per share - Adjusted (1)	$2.54	$2.07	$6.22	$5.21

(1) All adjustments are presented net of income taxes.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, loss from sale of our industrial valves business in Germany, and foreign currency fluctuations.

	Three Months Ended
	September 30,
	2023 vs. 2022
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	3%	0%	34%	54%	12%	15%	15%	23%
Less: Acquisitions	0%	0%	0%	0%	0%	0%	0%	0%
Foreign Currency	(1%)	0%	(1%)	(2%)	0%	1%	(1%)	0%
Organic	2%	0%	33%	52%	12%	16%	14%	23%

	Nine Months Ended
	September 30,
	2023 vs. 2022
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	6%	5%	27%	46%	14%	11%	14%	22%
Less: Acquisitions	0%	0%	0%	0%	(5%)	0%	(2%)	0%
Loss on divestiture	0%	0%	0%	0%	0%	(4%)	0%	(2%)
Foreign Currency	0%	0%	(1%)	(6%)	0%	0%	0%	(2%)
Organic	6%	5%	26%	40%	9%	7%	12%	18%

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow excludes: (i) payments associated with the Westinghouse legal settlement in both the current and prior year periods and (ii) executive pension payments in the prior year period. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$146,364	$95,658	$165,717	$2,387
Capital expenditures	(9,373)	(9,297)	(32,037)	(28,789)
Free cash flow	$136,991	$86,361	$133,680	$(26,402)
Westinghouse legal settlement	—	—	10,000	15,000
Pension payment to former executive	—	—	—	8,214
Adjusted free cash flow	$136,991	$86,361	$143,680	$(3,188)
Adjusted free cash flow conversion	140%	108%	60%	(2%)

CURTISS-WRIGHT CORPORATION
2023 Guidance
As of November 1, 2023
($'s in millions, except per share data)

	2022 Reported (GAAP)	2022 Adjustments (Non-GAAP)(1,3)	2022 Adjusted (Non-GAAP)(1,3)	2023 Reported Guidance (GAAP)		2023 Adjustments (Non-GAAP)(2,3)	2023 Adjusted Guidance (Non-GAAP)(2,3)
				Low	High		Low	High	2023 Chg vs 2022 Adjusted
Sales:
Aerospace & Industrial	$836	$—	$836	$873	$888	$—	$873	$888	4 - 6%
Defense Electronics	$690	$—	$690	$775	$790	$—	$775	$790	12 - 14%
Naval & Power	$1,031	$—	$1,031	$1,117	$1,137	$—	$1,117	$1,137	8 - 10%
Total sales	$2,557	$—	$2,557	$2,765	$2,815	$—	$2,765	$2,815	8 - 10%

Operating income:
Aerospace & Industrial	$137	$1	$138	$146	$150	$—	$146	$150	6 - 9%
Defense Electronics	$155	$—	$155	$182	$188	$—	$182	$188	18 - 21%
Naval & Power	$178	$14	$192	$184	$189	$8	$192	$197	0 - 3%
Total segments	$469	$15	$484	$512	$527	$8	$520	$535
Corporate and other	(46)	5	(41)	(41)	(41)	—	(41)	(41)
Total operating income	423	20	443	472	486	8	480	494	8 - 11%

Interest expense	(47)	—	(47)	(52)	(54)	—	(52)	(54)
Other income, net	13	4	17	28	28	—	28	28
Earnings before income taxes	389	24	413	448	459	8	456	467
Provision for income taxes	(95)	(4)	(99)	(107)	(110)	(2)	(109)	(112)
Net earnings	294	20	314	340	349	6	346	355

Diluted earnings per share	$7.62	$0.51	$8.13	$8.84	$9.05	$0.16	$9.00	$9.20	11 - 13%
Diluted shares outstanding	38.6		38.6	38.5	38.5		38.5	38.5
Effective tax rate	24.4%		24.0%	24.0%	24.0%		24.0%	24.0%

Operating margins:
Aerospace & Industrial	16.4%		16.5%	16.7%	16.9%		16.7%	16.9%	20 - 40 bps
Defense Electronics	22.4%		22.4%	23.5%	23.7%		23.5%	23.7%	110 - 130 bps
Naval & Power	17.2%		18.6%	16.4%	16.6%		17.1%	17.3%	(150) - (130) bps
Total operating margin	16.6%		17.3%	17.1%	17.3%		17.4%	17.6%	10 - 30 bps

Free cash flow	$257	$39	$296	$370	$390	$10	$380	$400	29 - 36%

Notes: Full year amounts may not add due to rounding.

(1) 2022 Adjusted financials exclude the impact of first year purchase accounting adjustments, the loss on sale of our German valves business, costs associated with shareholder activism and pension settlement charges related to the retirement of two former executives.

(2) 2023 Adjusted financials exclude the impact of first year purchase accounting adjustments.

(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2022 Adjusted Free Cash Flow excluded one-time pension settlement payments of $24 million and a legal settlement payment of $15 million. 2023 Adjusted Free Cash Flow guidance excludes a legal settlement payment of $10 million.

CURTISS-WRIGHT CORPORATION
2023 Sales Growth Guidance by End Market
As of November 1, 2023

	2023 % Change vs. 2022 Adjusted(1)

	Prior	Current	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	9 - 11%	11 - 13%	19%
Ground Defense	16 - 18%	23 - 25%	10%
Naval Defense	6 - 8%	5 - 7%	27%
Commercial Aerospace	9 - 11%	14 - 16%	11%
Total Aerospace & Defense	9 - 11%	10 - 12%	67%

Commercial Markets
Power & Process	3 - 5%	4 - 6%	18%
General Industrial	3 - 5%	3 - 5%	15%
Total Commercial	3 - 5%	3 - 5%	33%

Total Curtiss-Wright Sales	7 - 9%	8 - 10%	100%

Note: Sales percentages may not add due to rounding.
(1) 2023 and 2022 Sales include the contribution from the engineered arresting systems business, acquired on June 30, 2022, to the Aerospace Defense market.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of approximately 8,500 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com